FS-13

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY
                            PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005

                                                                         NON-NUCLEAR                    NUCLEAR
                                                          AS REPORTED    ADJUSTMENTS      PRO FORMA    ADJUSTMENTS     PRO FORMA
                                                          ------------  -------------    ------------  ------------   ------------
                                                                                        (IN THOUSANDS)
                       ASSETS

UTILITY PLANT:
   In service                                             $ 4,498,876   $ (1,252,552)a   $ 3,246,324   $(1,235,420)k  $ 2,010,904
   Less-Accumulated provision for depreciation              2,020,868       (823,166)b     1,197,702      (422,802)l      774,900
                                                          ------------  -------------    ------------  ------------   ------------
                                                            2,478,008       (429,386)      2,048,622      (812,618)     1,236,004
                                                          ------------  -------------     -----------  ------------   ------------
   Construction work in progress-
      Electric plant                                           90,911                         90,911       (53,982)m       36,929
      Nuclear fuel                                              8,632                          8,632        (8,632)n            -
                                                          ------------  -------------     -----------  ------------   ------------
                                                               99,543              -          99,543       (62,614)        36,929
                                                          ------------  -------------     -----------  ------------   ------------
                                                            2,577,551       (429,386)      2,148,165      (875,232)     1,272,933
                                                          ------------  -------------     -----------  ------------   ------------
OTHER PROPERTY AND INVESTMENTS:
   Investment in lessor notes                                 564,169                        564,169                      564,169
   Nuclear plant decommissioning trusts                       427,920                        427,920      (427,920)o            -
   Long-term notes receivable from associated companies         8,774        389,462 c,d     398,236       528,102 c,d    926,338
      Other                                                    16,028         (3,889)e        12,139        (1,518)p       10,621
                                                          ------------  -------------    ------------  ------------   ------------
                                                            1,016,891        385,573       1,402,464        98,664      1,501,128
                                                          ------------  -------------    ------------  ------------   ------------
CURRENT ASSETS:
   Cash and cash equivalents                                      207                            207                          207
   Receivables-
      Customers                                               255,769                        255,769                      255,769
      Associated companies                                     19,883                         19,883                       19,883
      Other                                                     9,651                          9,651                        9,651
   Materials and supplies, at average cost                     72,506        (11,461)f        61,045       (61,045)q            -
   Prepayments and other                                        2,769                          2,769                        2,769
                                                          ------------  -------------    ------------  ------------   ------------
                                                              360,785        (11,461)        349,324       (61,045)       288,279
                                                          ------------  -------------    ------------  ------------   ------------
DEFERRED CHARGES:
   Goodwill                                                 1,688,966                      1,688,966                    1,688,966
   Regulatory assets                                          889,127                        889,127                      889,127
   Property taxes                                              77,792              -          77,792             -         77,792
   Other                                                       29,995                         29,995                       29,995
                                                          ------------  -------------    ------------  ------------   ------------
                                                            2,685,880              -       2,685,880             -      2,685,880
                                                          ------------  -------------    ------------  ------------   ------------
                                                          $ 6,641,107   $    (55,274)    $ 6,585,833   $  (837,613)   $ 5,748,220
                                                          ============  =============    ============  ============   ============

              CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
   Common stockholder's equity-
      Common stock, without par value, authorized
         105,000,000 shares-79,590,689 shares outstanding $ 1,356,998   $          -     $ 1,356,998  $         -     $ 1,356,998
      Other paid-in capital                                         -        (31,330)g       (31,330)                     (31,330)
      Accumulated other comprehensive income                   12,148                         12,148      (30,231)r       (18,083)
      Retained earnings                                       574,394                        574,394                      574,394
                                                          ------------  -------------    ------------ ------------    ------------
         Total common stockholder's equity                  1,943,540        (31,330)      1,912,210      (30,231)      1,881,979
   Long-term debt and other long-term obligations           1,939,730                      1,939,730                    1,939,730
                                                          ------------  -------------    ------------ ------------    ------------
                                                            3,883,270        (31,330)      3,851,940      (30,231)      3,821,709
                                                          ------------  -------------    ------------ ------------    ------------
CURRENT LIABILITIES:
   Currently payable long-term debt                            75,706                         75,706                       75,706
   Short-term borrowings-
      Associated companies                                    518,784                        518,784     (465,000)s        53,784
      Other                                                    35,000                         35,000                       35,000
   Accounts payable-
      Associated companies                                     33,802                         33,802                       33,802
      Other                                                     6,702                          6,702                        6,702
   Accrued taxes                                              156,630                        156,630                      156,630
   Accrued interest                                            27,242                         27,242                       27,242
   Lease market valuation liability                            60,200                         60,200                       60,200
   Other                                                       39,094                         39,094       (4,412)t        34,682
                                                          ------------  -------------    ------------ ------------    ------------
                                                              953,160               -        953,160     (469,412)        483,748
                                                          ------------  -------------    ------------ ------------    ------------
NONCURRENT LIABILITIES:
   Accumulated deferred income taxes                          552,072         (6,472)h       545,600      (39,443)u       506,157
   Accumulated deferred investment tax credits                 58,736        (14,682)i        44,054      (21,552)v        22,502
   Lease market valuation liability                           623,100                        623,100                      623,100
   Asset retirement obligation                                280,765         (2,790)j       277,975     (276,975)w         1,000
   Retirement benefits                                         86,597                         86,597                       86,597
   Other                                                      203,407              -         203,407            -         203,407
                                                          ------------  -------------    ------------ ------------    ------------
                                                            1,804,677        (23,944)      1,780,733     (337,970)      1,442,763
                                                          ------------  -------------    ------------ ------------    ------------
COMMITMENTS AND CONTINGENCIES
                                                          ------------  -------------    ------------ ------------    ------------
                                                          $ 6,641,107   $    (55,274)    $ 6,585,833  $  (837,613)    $ 5,748,220
                                                          ============  =============    ============ ============    ============
                                                                    -              -               -            -               -

Explanatory Notes - The Cleveland Electric Illuminating Company
---------------------------------------------------------------
a.   The transfer of non-nuclear generation plant in service to FGCO.
b. The transfer of the accumulated provision for depreciation for non-nuclear plant in service to FGCO.
c. The establishment of an associated company note receivable as consideration for PCNs to be assumed by FGCO or NGC at a future date.
d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities.
e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
f.   The transfer of materials and supplies for non-nuclear plant to FGCO.
g. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets
h. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO. i. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
j. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
k. The transfer of nuclear plant in service and nuclear fuel in service to NGC.
l. The transfer of the accumulated provision for depreciation and amortization for nuclear plant in service and nuclear fuel in service to NGC.
m.   The transfer of nuclear plant construction work in progress to NGC.
n.   The transfer of nuclear fuel construction work in progress to NGC.
o.   The transfer of nuclear plant decommissioning trusts to NGC.
p. The transfer of other property and investments related nuclear plant assets to NGC.
q.   The transfer of materials and supplies for nuclear plant to NGC.
r. The transfer of unrealized gains and losses on decommissioning trust investments recorded as other comprehensive income to NGC.
s. The use of proceeds from the nuclear asset transfer to reduce associated company money pool debt. t. The transfer of other current liabilities related to nuclear generation plant to NGC.
u. The transfer of accumulated deferred income taxes for nuclear generation plant to NGC. v. The transfer of accumulated deferred income tax credits for nuclear plant to NGC.
w. The transfer of asset retirement obligations related to the nuclear generation plants to NGC.

                  The Cleveland Electric Illuminating Company
                         Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------

                                                      Debit         Credit
                                                 -----------------------------
Nuclear - Plant in Service                                          997,829
Accumulated Depreciation                             248,957

Nuclear Fuel in Service                                             237,591
Accumulated Amortization                             173,845

Nuclear - CWIP                                                       53,982
CWIP - Nuclear Fuel                                                   8,632

NDT Assets                                                          427,920
Other Property and Investments                                        1,518
Notes Rec. - Assoc. Co.                              160,952

M&S - Nuclear                                                        61,045

Notes  Rec. Assoc Co.  - PCN Assumption              367,150

Accumulated Other Comprehensive Income                30,231

Other Current Liabilities                              4,412

Deferred Taxes - Depreciation                        205,549
Deferred Taxes - ARO                                  47,217
Deferred Taxes - ITC                                                  7,774
Deferred Taxes - Other                                              205,549
Investment Tax Credits                                21,552
NDT Liabilities                                      276,975

Notes Payable - Assoc. com.                          465,000

                                                 -----------------------------
                                                   2,001,840      2,001,840
                                                 =============================

SUBSEQUENT TO TRANSFER
----------------------

PCN Debt Nuclear - LT                                339,450
PCN Debt Nuclear - ST                                 27,700
Notes  Rec. Assoc Co.  - PCN Assumption                             367,150


                   The Cleveland Electric Illuminating Company
                          Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facilty Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------


                                                      Debit         Credit
                                                 -----------------------------
Non-nuclear - Plant in Service                                    1,252,552
Accumulated Depreciation                             823,166

Other Property and Investments                                        3,889

Notes Rec. - Assoc. Co.                               27,184

M&S                                                                  11,461

Paid-in Capital                                       31,330

Notes  Rec. Assoc Co.  - PCN Assumption              362,278

Deferred Taxes - Depreciation                         82,277
Deferred Taxes - ARO                                     467
Investment Tax Credits                                14,682
Deferred Taxes - ITC                                                  5,296
Deferred Taxes - Other                                               70,976

Asset Retirement Obligation                            2,790
                                                 -----------------------------
                                                   1,344,174      1,344,174
                                                 =============================

SUBSEQUENT TO TRANSFER
----------------------

PCN Debt Non-nuclear - LT                            314,778
PCN Debt Non-nuclear - ST                             47,500
Notes  Rec. Assoc Co.  - PCN Assumption                             362,278
